Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTURYLINK, INC.

(Exact name of registrant as specified in its charter)

Louisiana	4813	72-0651161
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 CenturyLink Drive

Monroe, Louisiana 71203

(318) 388-9000

(Address, including zip code and telephone number, including area code of registrants’ principal executive offices)

Amended and Restated CenturyLink, Inc. 2018 Equity Incentive Plan

(Full title of the plan)

Stacey W. Goff, Esq.

CenturyLink, Inc.

100 CenturyLink Drive

Monroe, Louisiana 71203

(318) 388-9000

(Name, address, including zip code and telephone number, including area code of agent for service)

Copy to:

Hope M. Spencer, Esq.

Jones Walker LLP

201 St. Charles Avenue

New Orleans, Louisiana 70170-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock (par value $1 per share)
Amended and Restated CenturyLink, Inc. 2018 Equity Incentive Plan	41,000,000	$9.905	$406,105,000	$52,713

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $1.00 per share (the “Common Stock”) of CenturyLink, Inc. (“CenturyLink”) that may become issuable in respect of the securities identified in the above table to prevent dilution as a result of any stock split, stock dividend, recapitalization, or similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based on the average of the high and low price per share of the Common Stock as reported on the New York Stock Exchange on August 5, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by CenturyLink to register an additional 41,000,000 shares of its Common Stock that may be issued to eligible participants under the CenturyLink, Inc. 2018 Equity Incentive Plan. Accordingly, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 23, 2018 (Commission File No. 333-225154) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, except to the extent modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

5	Opinion of Jones Walker LLP

23.1	Consent of KPMG LLP, Independent Registered Public Account Firm to CenturyLink, Inc.

23.2	Consent of Jones Walker LLP (included in Exhibit 5)

24	Powers of Attorney (included in the signature pages of this Registration Statement)

99*	Amended and Restated CenturyLink, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to CenturyLink’s Current Report on Form 8-K filed with the Commission on May 22, 2020).

* Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on August 12, 2020.

CENTURYLINK, INC.

By:	/s/ Stacey W. Goff
Stacey W. Goff Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jeff K. Storey, Indraneel Dev, and Stacey W. Goff, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Jeff K. Storey	President, Chief Executive Officer and Director	August 12, 2020
Jeff K. Storey	(Principal Executive Officer)

/s/ Indraneel Dev	Executive Vice President and Chief Financial Officer	August 12, 2020
Indraneel Dev	(Principal Financial Officer)

/s/ Eric J. Mortensen	Senior Vice President and Controller	August 12, 2020
Eric J. Mortensen	(Principal Accounting Officer)

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/s/ Martha H. Bejar	Director	August 12, 2020
Martha H. Bejar

/s/ Virginia Boulet	Director	August 12, 2020
Virginia Boulet

/s/ Peter C. Brown	Director	August 12, 2020
Peter C. Brown

/s/ Kevin P. Chilton	Director	August 12, 2020
Kevin P. Chilton

/s/ Steven T. Clontz	Director	August 12, 2020
Steven T. Clontz

/s/ T. Michael Glenn	Director	August 12, 2020
T. Michael Glenn

/s/ W. Bruce Hanks	Director	August 12, 2020
W. Bruce Hanks

/s/ Hal S. Jones	Director	August 12, 2020
Hal S. Jones

/s/ Michael J. Roberts	Director	August 12, 2020
Michael J. Roberts

/s/ Laurie A. Siegel	Director	August 12, 2020
Laurie A. Siegel

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